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                                                                     EXHIBIT 5.2

                                October 12, 2001

SunTrust Capital IV
c/o SunTrust Banks, Inc.
303 Peachtree Street, N.E.
Atlanta, Georgia  30308

                  Re:    SunTrust Banks, Inc.
                         SunTrust Capital IV
                         Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to SunTrust Capital IV (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (12 Del. C. ss.ss. 3801, et seq.) (the "Delaware Business Trust Act"), and SunTrust Banks, Inc. (the "Company"), a corporation organized under the laws of the State of Georgia, in connection with the preparation of the Registration Statement on Form S-3 filed on the date hereof with the Securities and Exchange Commission (the "462(b) Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which relates to the Registration Statement on Form S-3 (File Nos. 333-46123; 46123-01 and 46123-02) (the "Original Registration Statement" and, together with the 462(b) Registration Statement, the "Registration Statement")) of the Company, the Trust and SunTrust Capital III, a statutory business trust created under the Delaware Business Trust Act, in connection with the registration of preferred securities (the "Preferred Securities") of the Trust and certain other securities.

         The Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust of the Trust (the "Declaration"), among the Company, as sponsor of the Trust, Bank One Delaware, Inc., as Delaware trustee (the "Delaware Trustee"), Bank One, N.A., as institutional trustee (the "Institutional Trustee"), and Mark Chancy, Raymond D. Fortin, and Kenneth R. Houghton, as regular trustees (together, the "Regular Trustees").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Original Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the certificate of trust of the Trust (the "Certificate of Trust") filed with the Secretary of


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State of the State of Delaware on February 10, 1998; (iii) the form of the
Declaration (including the designation of the terms of the Preferred Securities annexed thereto); (iv) the form of the Preferred Securities; and (v) the underwriting agreement, dated October 11, 2001 (the "Underwriting Agreement") among the Company, the Trust and Lehman Brothers Inc. and Salomon Smith Barney Inc., as representatives of the several underwriters named therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by parties other than the Trust, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration and the Preferred Securities when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

         Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

         Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that when
(i) the Registration Statement becomes effective; (ii) the Declaration has been duly executed and delivered by the parties thereto; and (iii) the terms of the Preferred Securities have been duly established in accordance with the Declaration and such Preferred Securities have been duly executed and authenticated in accordance with the Declaration and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor in accordance with the Underwriting Agreement, the Preferred Securities will have been duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of the Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.


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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                       Very truly yours,



                                       /s/ Skadden, Arps, Slate,
                                           Meagher & Flom LLP


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